                           DSG INTERNATIONAL LIMITED

            NOTICE OF SIXTH ANNUAL GENERAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 12, 1997

                                                                    May 23, 1997

     The Sixth Annual General Meeting of Shareholders of DSG International Limited will be held at the Sheraton Hong Kong Hotel, 20 Nathan Road, Kowloon, Hong Kong on Thursday, June 12, 1997 at 10:00 a.m. Hong Kong time, for the following purposes:

     1.   To elect directors for the ensuing year.
     2.   To ratify the appointment of auditors.
     3. To act upon any other matters properly coming before the meeting and any adjournment thereof.

     Only shareholders of record at the close of business on May 2, 1997 are entitled to notice of and to vote at the meeting or any adjournment thereof.

    Any shareholder entitled to attend and vote at the meeting is entitled to appoint a proxy to attend and vote instead of him. If you do not expect to attend in person, please sign and return the enclosed Proxy in the envelope provided which requires no postage if mailed in the United States.



                                              By order of the Board of Directors

                                              /s/ Johnny Tsui

                                              Johnny Tsui
                                              Secretary

                           DSG INTERNATIONAL LIMITED
                              17/F Watson Centre
                             16022 Kung Yip Street
                                  Kwai Chung
                                   Hong Kong
                              Tel: 852-2427-6951

                                PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of DSG International Limited (the "Company") of proxies to be used at the Sixth Annual General Meeting of the Shareholders of the Company to be held on Thursday, June 12, 1997 at 10:00 a.m. Hong Kong time at the Sheraton Hong Kong Hotel, 20 Nathan Road, Kowloon, Hong Kong and at any adjournment thereof. The Company was formed on December 31, 1991 and became the holding company of the Company's predecessor DSG Holdings Limited and its subsidiaries.

     This proxy statement and the accompanying form of proxy were mailed to shareholders beginning May 23, 1997.


                              PROXY SOLICITATION

     A form of proxy is enclosed for use at the meeting. Unless contrary instructions are indicated on the proxy, all shares represented by the valid proxies received pursuant to this solicitation will be voted FOR election of the nominees for directors of the Company named in this Proxy Statement and FOR the appointment of the independent accountants and as the proxyholders deem advisable on other matters that may come before the meeting. In the event a shareholder specifies a different choice by means of the proxy, his or her shares will be voted in accordance with the specifications so made. If any other matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matters. A proxy may be revoked by a shareholder at any time before it is voted by delivering written notice to the Company at its address listed above, by submitting a subsequently dated proxy or by attending the meeting and voting by ballot.

     The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. Proxies may be solicited by directors, officers and regular employees of the Company, who will receive no additional compensation for such solicitation, in person, by telephone or facsimile. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in accordance with the regulations of the Securities and Exchange Commission on sending proxies and proxy material to the beneficial owners of shares held of record by others.

     A copy of the Annual Report of the Company containing audited financial statements for the year ended December 31, 1996 accompanies the proxy statement.

     On May 2, 1997, the record date for the determination of shareholders entitled to vote at the meeting, 6,673,359 Ordinary Shares were outstanding and carry the right to one vote for each share with respect to each matter to be voted on at the meeting. The approval of a majority of the votes cast is required for the election of directors, the ratification of the appointment of independent accountants and other matters that may be properly brought before the meeting.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company presently consists of nine members, six of whom are officers of the Company. It is intended that nine directors will be elected in the meeting and the directors so elected will serve until the Annual General Meeting of Shareholders in 1998 or until their successors are elected and qualified.

     The Board of Directors expects that all the nominees will be able and willing to serve as directors. If, at the time of the Annual General Meeting on June 12, 1997, any nominee is unable or declines to serve, the proxies may be voted for another person nominated by the present Board of Directors to fill the vacancy or the size of the Board may be reduced.

     The following table sets forth certain biographical information concerning each nominee.

     NAME, AGE AND                        PRINCIPAL OCCUPATION
YEAR ELECTED A DIRECTOR                   AND OTHER INFORMATION
-----------------------                   ---------------------

Brandon Wang .........    Mr. Wang founded the Company in Hong Kong in 1973 and
  51  1973                has been a director and the Company's Chairman and
                          Chief Executive Officer since that time. Mr. Wang is a
                          graduate of St. Francis Xavier's College in Kowloon,
                          Hong Kong. Mr. Wang owns 3,321,680 of the Company's
                          Ordinary Shares /(1)/.

Philip Leung .........    Mr. Leung helped establish the Company in 1973 and has
  49  1973                served as a director and Vice President of the Company
                          since that time. Mr. Leung is currently also the
                          Company's Chief Purchasing Officer and oversees and
                          implements the global purchasing and product
                          development of the Company. Mr. Leung holds a diploma
                          of Management Studies from Hong Kong Polytechnic and
                          an M.B.A. degree from the University of East Asia,
                          Macau.  Mr. Leung owns 234,000 of the Company's
                          Ordinary Shares.

Johnny Tsui ..........    Mr. Tsui helped establish the Company in 1973 and has
  56  1973                served as a director and Vice President of the Company
                          since that time. In September 1995, Mr Tsui was
                          appointed as Secretary of the Company.  Mr. Tsui has
                          also served as Chief Operating Officer of the
                          Company's Asian Operation since 1991. Mr. Tsui owns
                          234,000 of the Company's Ordinary Shares.

Patrick Tsang ........    Mr. Tsang has been a director of the Company since
  51  1980                1980, and was appointed a Vice President in January
                          1992. Mr. Tsang was Secretary of the Company from
                          March 1992 to September 1995. In 1988, Mr. Tsang
                          started up the Company's Australian operation. Since
                          July 1993 Mr. Tsang has also served as Chief Operating
                          Officer of the Company's European operations. Mr.
                          Tsang has a Ph.D. in Engineering from the University
                          of London. Mr. Tsang also attended a Management
                          Science course at Imperial College, London. Mr. Tsang
                          owns 122,000 of the Company's Ordinary Shares.

Terence Leung .........   Mr. Leung has been the Company's Chief Financial and
  46  1991                Accounting Officer since 1988. Mr. Leung was appointed
                          a director in 1991 and a Vice President in January
                          1992. Before joining the Company in 1978, Mr. Leung
                          worked as an accountant with several major trading
                          corporations in Hong Kong. Mr. Leung is a certified
                          public accountant in the United Kingdom and Hong Kong.
                          Mr. Leung owns 117,000 of the Company's Ordinary
                          Shares.

/(1)/ Includes 140,580 Ordinary Shares owned by Brandon Wang's wife, Eileen Wang, as to which he disclaims beneficial ownership.

         NAME, AGE AND                      PRINCIPAL OCCUPATION
     YEAR ELECTED A DIRECTOR               AND OTHER INFORMATION
     -----------------------               ---------------------
Peter Chang.......................  Mr. Chang has been the Chief Operating Officer of the Company's U.S.
  51  1991                          operations since the Company moved its U.S. headquarters to Atlanta, Georgia in late 1988. Mr. Chang joined the Company in 1984 as Vice President in charge of U.S. sales and marketing at the time the Company commenced operations in the United States, and became a director in 1991 and a Vice
                                    President in January 1992.  Prior to joining the Company, Mr. Chang held various engineering and management positions with major U.S. airlines, based in New York.  Mr. Chang has a Master's Degree in Operations Research
                                    from Kansas State University. Mr. Chang owns 124,000 of the Company's
                                    Ordinary Shares.


Owen Price........................  Mr. Price became a director in April 1994.  In 1993 Mr. Price retired as the
  71  1994                          Managing Director of Dairy Farm International Holdings Limited which he joined in 1974.  Prior to that time, Mr Price had 27 years experience with a large Australian retailer, Woolworths Ltd., where he started as an Executive
                                    Trainee and worked his way through to become Chief Executive in 1971.
                                    Mr. Price has served on a number of retail councils in different countries and has been an adviser to the Australian government on trade matters.  Mr. Price is a director of numerous companies in the Asia-Pacific region including four other listed public companies: Dairy Farm International Holdings
                                    Limited, Cycle And Carriage Limited (alternate director), Cold Storage
                                    (Malaysia) Berhad and The Hour Glass Limited. Mr Price does not own any
                                    Shares of the Company.

Anil Thadani .....................  Mr. Thadani advises the Company on financial matters, corporate
  51  1995                          strategy and development, and was a director of the Company from 1989 until April 1995, when he resigned as a result of his interest in the going private transaction proposed by the Company's management group.
                                    Mr. Thadani was re-elected to the Board in September 1995.  Mr. Thadani is the
                                    Chairman of Schroder Capital Partners (Asia) Limited, a direct investment company, which he founded in July 1992 in joint venture with the Schroders
                                    Group of the United Kingdom. Prior to this, Mr. Thadani was the Managing
                                    Director and a founding partner of Arral & Partners Limited, a private investment company based in Hong Kong.  Mr. Thadani is also a director of
                                    Programmed Maintenance Services Pty. Ltd., ODS System-Pro Holdings
                                    Ltd., Equatorial Reinsurance (Singapore) Ltd. and Scandia (Asia) Ltd.
                                    Mr. Thadani has a Master's Degree in Chemical Engineering from the University of Wisconsin, Madison, and an M.B.A. from the University of California at
                                    Berkeley.  Mr Thadani owns 19,166 of the Company's Ordinary Shares.

     NAME, AGE AND                     PRINCIPAL OCCUPATION
   YEAR ELECTED A DIRECTOR             AND OTHER INFORMATION
   -----------------------             ----------------------
Terrence Daniels.....................  Mr. Daniels served as a director of the Company from January 1992
   54  1995                            until April 1995, when he resigned as a result of his interest in the going private transaction proposed by the Company's management group.  Mr.
                                       Daniels was re-elected to the Board in September 1995. Mr. Daniels is a former Vice Chairman and director of W.R. Grace & Co. and a director of
                                       Stimsonite Corporation, W.B. Bottling Corporation, Eskimo Pie Corporation,
                                       and numerous other private companies. Mr. Daniels is the founder, principal shareholder and sole director of Quad-C, Inc., an investment firm located in
                                       Charlottesville, Virginia. Mr. Daniels has a B.A. and an M.B.A. from the
                                       University of Virginia. Mr. Daniels owns 6,000 Ordinary Shares of the
                                       Company. In addition, 10,000 Ordinary Shares of the Company are owned by partnerships controlled by Quad-C, Inc.

    Brandon Wang is married to Eileen Wang-Tsang, who is Patrick Tsang's sister. Peter Chang is married to Brandon Wang's sister.

BOARD AND COMMITTEE MEETINGS

    The Board of Directors has, as standing Committees, an Executive Committee and an Audit Committee.

    The Executive Committee consists of Brandon Wang, Philip Leung, Johnny Tsui, Patrick Tsang, Terence Leung and Peter Chang. It has authority to take any action, other than appointment of auditors, election and removal of directors and appointment of officers, which can be taken only by the Board of Directors.

    The Audit Committee consists of Owen Price, Anil Thadani and Terrence Daniels. The principal functions of the Audit Committee are (i) to recommend the independent auditors to be employed by the Company; (ii) to consult with the independent auditors with regard to the plan of audit; (iii) to review, in consultation with the independent auditors, their audit report or proposed audit report; and (iv) to consult with the independent auditors with regard to the adequacy of the Company's internal accounting controls.

OWNERSHIP OF VOTING STOCK BY DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

    The following table gives data as of December 31, 1996 concerning (i) the beneficial ownership of the Company's Ordinary Shares by all directors and officers as a group as reported by each person, and (ii) the persons known to the Company to be the beneficial owners of more than 10% of the outstanding Ordinary Shares of the Company.

                                                       Percentage of
                                     Total Shares       Total Shares
                                     Beneficially       Outstanding
Name of Director/                    Owned as of           as of
Beneficial Owner                   December 31, 1996  December 31, 1996
-----------------                  -----------------  -----------------
Brandon Wang.......................   3,321,680 /1/          49.74%
Directors and Officers
as a Group (11 persons)............   4,427,846 /1/ /2/      66.30%


/1/ Includes 140,580 Ordinary Shares owned by Brandon Wang's wife, Eileen Wang, as to which he disclaims beneficial ownership.

/2/ Includes 123,000 Ordinary Shares owned by Benedict Wang's wife, Suk Yee Heyley Sham, as to which he disclaims beneficial ownership; and 117,000 Ordinary Shares owned by S.L. Wang's wife, Pei Fang Wang, as to which he disclaims beneficial ownership.

     As at the date of this proxy statement Brandon Wang and seven other members of Management own more than 50% of the Company's outstanding Ordinary Shares and, acting together, are able to control the election of the Board of Directors, and thus the direction and future operations of the Company, including decisions regarding acquisitions and the business opportunities, the declaration of dividends and the issuance of additional Ordinary Shares and other securities, in each case without the supporting vote of any other shareholder of the Company. In addition, Brandon Wang is controlling shareholder of the Company and thus may be deemed to be a parent of the Company under the rules and regulations of the Securities Act.

COMPENSATION OF DIRECTORS AND OFFICERS

     In 1996 the aggregate remuneration paid by the Company and its subsidiaries to all directors and officers of the Company as a group (11 persons) for services in all capacities was approximately $5,774,003.

CERTAIN TRANSACTIONS

     The following table sets forth the aggregate amount of loans made by the Company to Brandon Wang, the founder, principal shareholder and Chief Executive Officer of the Company, to a company controlled by him, and to a trust of which he is a beneficiary, from January 1, 1996 to December 31, 1996.

                                  Loan Balance                          Balance
                                  at Beginning     Loans     Loans      at End
                                   of Period     Extended    Repaid    of Period
                                  ------------   --------    ------    ---------
                                                (dollars in thousands)

Year ended December 31, 1996.....    $12,536     $ 7,638      $ 4,530    $15,644
Year ended December 31, 1995.....        674      13,167        1,305     12,536
Year ended December 31, 1994.....      5,550       6,737       11,613        674


     In 1996 and 1995 the Company advanced $7.6 million and $13.2 million, respectively, to Brandon Wang, the founder, substantial shareholder and Chief Executive Officer of the Company and to a trust of which he is a beneficiary. These advances are made under a loan and security agreement in which the Company agreed to make loans to Brandon Wang from time to time, subject to any limit on such loans which may be imposed by the Board of Directors. The advances are evidenced by promissory notes bearing interest at a rate equal to 1.5% over the London Inter-Bank Offered Rate (LIBOR) or such other rate that the Board of Directors and the borrower shall agree in writing. The rate of interest is reviewed quarterly and adjusted, if necessary. The promissory notes are collateralized by the pledge of shares of the Company held by Brandon Wang. The fair market value of the shares pledged must be at least 200% of the amount due under the notes. The loans are repayable on demand. However, the Company and Brandon Wang have agreed to a quarterly repayment schedule, with the final payment of principal due in 1998. during 1996, Brandon Wang and a trust controlled by him repaid $4.5 million to the Company. The amount repayable in 1998 is shown as a non-current asset. At December 31, 1996, the rate of interest on the notes was 7.2% (8% in 1995). Interest of $958,000 was charged on these advances in 1996 ($652,000 in 1995). The balance at December 31, 1996 was $15.6 million.

     In 1994 the Company advanced amounts totalling $6.7 million to Brandon Wang and to a company controlled by him on an unsecured basis. Interest at the rate of 8% per annum was charged on these advances and amounted to $305,000 in 1994.

                     RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors of the Company has selected the firm of Deloitte Touche Tohmatsu, independent certified public accountants, as the independent auditors to make an examination of the consolidated financial statements of the Company and its subsidiaries for the 1997 fiscal year, subject to ratification by the shareholders. Deloitte Touche Tohmatsu has acted as auditor for the Company and the Company's predecessor for many years.

     A representative of Deloitte Touche Tohmatsu is expected to be present at the meeting, with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions. Ratification will require the affirmative vote of a majority of the Ordinary Shares present and voting at the meeting in person or by proxy. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.


            SUBMISSION OF PROPOSALS FOR 1998 ANNUAL GENERAL MEETING

     All proposals of shareholders which are intended to be presented at the next Annual General Meeting of Shareholders must be received at the Principal Executive Office of the Company, 17/F Watson Centre, 16-22 Kung Yip Street, Kwai Chung, Hong Kong not later than December 31, 1997 for inclusion in the 1998 proxy statement and form of proxy.


                                 OTHER MATTERS

     The Board does not know of any other business which may be presented for consideration at the meeting. If any business not described herein should come before the meeting, the persons named in the enclosed proxy will vote on those matters in accordance with their best judgment.

                                              By order of the Board of Directors

                                              /s/ Johnny Tsui
                                              JOHNNY TSUI
                                              Secretary

Date: May 23, 1997

                           DSG INTERNATIONAL LIMITED
                     PROXY SOLICITED BY BOARD OF DIRECTORS
                       FOR ANNUAL MEETING JUNE 12, 1997

     Brandon Wang and Johnny Tsui, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned at the Annual General Meeting of Shareholders of DSG International Limited to be held on Thursday, June 12, 1997, and at any adjournment thereof.

1.ELECTION OF DIRECTORS:
    [ ] FOR ALL NOMINEES LISTED BELOW         [ ] WITHHOLD AUTHORITY TO VOTE FOR
        (EXCEPT AS MARKED TO THE CONTRARY BELOW)  ALL NOMINEES LISTED

NOMINEES: BRANDON WANG, PHILIP LEUNG, JOHNNY TSUI, PATRICK TSANG, TERANCE LEUNG,
          PETER CHANG, OWEN PRICE, ANIL THADANI, TERRENCE DANIELS.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

--------------------------------------------------------------------------------
2.RATIFICATION OF THE APPOINTMENT OF DELOITTE TOUCHE TOHMATSU AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR:
     [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

3.UPON ANY OTHER MATTERS WHICH MIGHT PROPERLY COME BEFORE THE MEETING.

      (Continued and to be executed and dated on the reverse side hereof)

     Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxies will have authority to vote FOR the election of directors and FOR Item 2.



                                                Date:_____________________, 1997

                                                --------------------------------
                                                   (Shareholder's Signature)

                                                --------------------------------
                                                   (Shareholder's Signature)

                                                Please sign exactly as your name
                                                appears on this proxy. If
                                                signing for estates, trusts or
                                                corporations, title or capacity
                                                should be stated. If shares are
                                                held jointly, each holder should
                                                sign.

                         PLEASE DATE, SIGN AND RETURN